SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 15, 2005

COMCAST CORPORATION

(Exact Name of Registrant
as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-50093	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street Philadelphia, PA	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 665-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        The Company hereby files the following forms of grant document which will be used to evidence a restricted stock grant made to a non-employee director under the Company’s Amended and Restated 2002 Restricted Stock Plan (the “Plan”).  These forms of grant document are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.  These forms of grant document contain all of the material terms and conditions of any restricted stock unit grant under the Plan, other than the name of the grantee, the date of grant, the number of units subject to the grant and the vesting schedule. Restricted stock units evidenced by the form of grant document under the Plan are in all cases subject to the terms and conditions of the Plan.

Grant Document under the Plan:

Restricted Stock Unit Award for awards granted in 2005

Restricted Stock Unit Award for awards granted after 2005

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

10.1	Form of grant document under the Comcast Corporation Amended and Restated 2002 Restricted Stock Plan for awards granted in 2005.

10.2	Form of grant document under the Comcast Corporation Amended and Restated 2002 Restricted Stock Plan for awards granted after 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	November 15, 2005	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary